Exhibit 10.24

                                         , 2010

Express, Inc.

One Limited Parkway

Columbus, Ohio 43230

Re:	Advancement and Indemnification Rights

In light of recent court decisions concerning the rights of corporate directors and officers (including directors designated by sponsor shareholder investors) to advancement of expenses and indemnification, Golden Gate Private Equity, Inc. (“Golden Gate”) and Express, Inc. (the “Company”) have agreed to enter into this Letter Agreement (this “Agreement”) to clarify their understandings with respect to certain matters. Capitalized terms not defined elsewhere in this Agreement are used herein as defined in Section 3.

This Agreement clarifies certain rights of (i) Golden Gate; (ii) any Golden Gate Affiliate or other persons or entities providing management, advisory, consulting or other services at the direction or request of Golden Gate or any Golden Gate Affiliate to or for the benefit of the Company or any successors or direct or indirect parents or subsidiaries of the Company (individually, including the Company, an “Express Company,” and collectively, including the Company, the “Express Companies”); (iii) any Fund; (iv) any persons designated by Golden Gate, any Golden Gate Affiliate or any Fund to serve as a director, officer, board observer, partner, trustee, fiduciary, manager, employee, agent, consultant or advisor, or functional or foreign equivalent of the foregoing, of or to any of the Express Companies or of or to any partnership or joint venture of which any Express Company is a partner or member (collectively, the “Golden Gate Designees”); and (v) any direct or indirect partners (including general partners), shareholders, members (including managing members), affiliates, controlling persons, subsidiaries, directors, officers, fiduciaries, managers, employees and agents of any of the foregoing (those persons and entities identified in (i), (ii), (iii), (iv) and (v) are herein referred to collectively as the “Indemnitees,” and individually as an “Indemnitee”), whether such right exists pursuant to any Organizational Document or any other agreement or document.

The parties intend that (i) the Express Companies are and shall at all times be the indemnitors of first resort with respect to any and all matters for which advancement of expenses and indemnification are provided by the Express Companies to or on behalf of any Indemnitee, without regard to the time of any related claims and liabilities or of any act, statement or omission relating thereto, (ii) the Express Companies shall advance expenses and/or indemnify each Indemnitee on a primary basis, and (iii) any Indemnitee may be required to seek advancement of expenses and/or indemnification from any other potential source of such advancement or indemnification (including from any other Indemnitee) only if, and to the extent, that the Express Companies are legally and/or financially unable to advance expenses and/or indemnify, as the case may be, to or on behalf of such Indemnitee.

In consideration of the mutual agreements herein contained, and other good and valuable consideration - including the agreement of the Golden Gate Designees to serve one or more Express Companies (including without limitation on the board of directors or similar governing body thereof) - the receipt and sufficiency of which is hereby acknowledged, all parties intending to be legally bound hereby agree as follows:

1. Company is Primary Indemnitor.

Each of the undersigned Express Companies hereby acknowledges and agrees that (a) each of the undersigned Express Companies is an indemnitor of first resort; (b) the obligations of the Express Companies to each Indemnitee are primary, and any obligations of Golden Gate, any Golden Gate Affiliate or any Fund or other Indemnitee to provide advancement of expenses or indemnification for any Losses incurred by Indemnitee and for which any Express Company has agreed (or is otherwise obligated) to indemnify Indemnitee (whether under any Organizational Document or any other agreement or document) are secondary; and (c) if Golden Gate, or any Golden Gate Affiliate, Fund or other Indemnitee, is obligated to pay, or pays, or causes to be paid for any reason, any expense or Loss which any Express Company is otherwise obligated (whether under any Organizational Document or other document or agreement) to pay to or on behalf of Indemnitee, then (x) Golden Gate, such Golden Gate Affiliate, Fund or other Indemnitee, as the case may be, shall be fully subrogated to and otherwise succeed to all rights of Indemnitee with respect to such payment, including with respect to rights to claim such amounts from any of the Express Companies; and (y) each of the undersigned Express Companies shall jointly and severally reimburse, indemnify and hold harmless (or cause one or more other Express Companies to reimburse, indemnify and hold harmless) Golden Gate, such Golden Gate Affiliate, Fund or other Indemnitee, as the case may be, for all such payments actually made by such entity or person on behalf of or for the benefit of Indemnitee.

2. Specific Waiver of Subrogation, Contribution. etc.

Each of the undersigned Express Companies hereby unconditionally and irrevocably waives, relinquishes and releases (and covenants and agrees not to exercise, and to cause each affiliate of any Express Company not to exercise), any claims or rights that any Express Company may now have or hereafter acquire against any Indemnitee (in any capacity) that arise from or relate to the existence, payment, performance or enforcement of one of the Express Companies’ obligations under this Agreement or under any indemnification obligation (whether pursuant to any other contract, any Organizational Document or otherwise), including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Indemnitee against any other Indemnitee, whether such claim, remedy or right arises in equity or under contract, statute, common law or otherwise, including any right to claim, take or receive from any Indemnitee, directly or indirectly, in cash or other property or by set-off or in any other manner, any payment or security or other credit support on account of such claim, remedy or right.

3. Definitions. As used in this Agreement, the phrase “including” shall not be deemed to be a term of limitation but rather shall be construed to mean “including, without limitation” and the following terms are used with the meaning set forth herein:

(a)	“Golden Gate Affiliate” means any entity that, directly or indirectly, (i) is controlled by, (ii) controls or (iii) is under common control with, Golden Gate; provided, that, under no circumstances shall any portfolio company of Golden Gate (including any Express Company) be deemed a Golden Gate Affiliate hereunder.

(b)	“Fund” means any investment fund formed or managed by Golden Gate or any Golden Gate Affiliate or for which any Golden Gate Affiliate serves as an investment adviser, and any other partnership, limited liability company or other legal entity that is a Golden Gate Affiliate which, directly or indirectly, owns equity securities of the Company or any other Express Company.

(c)	“Losses” means any and all damages, judgments, liabilities, assessments, fines, penalties, amounts paid in settlement, fees and costs (including attorneys fees and costs) or other losses.

(d)	“Organizational Document” means an entity’s certificate of incorporation, bylaws, partnership agreement, limited liability company agreement, operating agreement, indemnification agreement, or other similar or equivalent agreement or document.

4. Miscellaneous.

(a)	This Agreement may be amended, modified, extended or terminated as to any Express Company (and the provisions hereof may be waived) only by a written agreement specifically identified as such and signed by Golden Gate and the relevant Express Company. No oral amendment, modification or waiver of this Agreement shall be effective.

(b)

An Indemnitee’s rights under this Agreement and any Organizational Document or other agreement or document that gives rise to indemnification and/or advancement rights are present contractual rights that shall fully vest upon any Indemnitee’s first service as a director, officer, board observer, fiduciary, partner, trustee, manager, employee, agent or functional or foreign equivalent of any of the foregoing of any of the Express Companies. No amendment, alteration or repeal of this Agreement or any other such agreement or document or of any provision hereof or thereof validly effected shall limit or restrict any right of

Indemnitee under this Agreement or such agreement or document in respect of any act, omission or statement of such Indemnitee occurring prior to such amendment, alteration or repeal.

(c)	Nothing in this Agreement shall be construed to require: (i) Golden Gate, any Golden Gate Affiliate or any other person or entity to provide management, advisory, consulting or other services, or (ii) any Golden Gate Designee to serve as a director, officer or agent of any Express Company (or in any other capacity). No Indemnitee’s rights hereunder shall be limited or impaired in any way if such Indemnitee ceases, for any reason, to serve or provide services to any Express Company.

(d)	To the extent permitted by applicable choice-of-law principles, this Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice- or conflict-of-law principles or rules that would result in the application of the domestic substantive law of any other jurisdiction.

(e)	Except as, and to the extent, expressly provided herein, (i) no right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise, so long as such right or remedy does not conflict with any right or remedy provided hereunder, (ii) any and all rights to advancement of expenses and/or indemnification to which each Indemnitee has ever been, is or may in the future be entitled from the Express Companies shall remain unchanged by this Agreement, and (iii) the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy. To the extent that any term or condition of this Agreement conflicts with any term or condition under any other agreement or document to which any Express Company or Indemnitee is a party or by which any of them are otherwise bound (whether pursuant to an Organizational Document or any other agreement or document) with respect to the subject matter of this Agreement, the terms and conditions of this Agreement shall control. Each Express Company hereby waives the right to enforce any rights under such other agreement to the extent that such rights or remedies conflict with any rights, remedies or other provisions hereunder.

(f)	Each Indemnitee that is not a direct party hereunder is and shall be considered an express and intended third-party beneficiary hereunder and shall be entitled to enforce this Agreement to the same extent as a party hereunder.

(g)	If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including each portion of any section or subsection of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties expressed herein; and (iii) to the fullest extent possible, the provisions of this Agreement (including each portion of any section or subsection of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

(h)	This Agreement may be executed in any number of counterparts and by each of the parties in separate counterparts (any of which may be delivered by facsimile or pdf), each of which when so executed will be deemed to be an original and all of which together will constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

Very truly yours,

GOLDEN GATE PRIVATE EQUITY, INC.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO as of the date of this letter.

EXPRESS COMPANIES

Express, Inc.

By:
Name:
Title:

Express Topco LLC

By:
Name:
Title:

Express Holding, LLC

By:
Name:
Title:

Express, LLC

By:
Name:
Title:

Express Finance Corp.

By:
Name:
Title:

Express GC, LLC

By:
Name:
Title:

SIGNATURE PAGE TO INDEMNITY PRIORITY AGREEMENT